Exhibit 1.2

Registration No. 45532

CERTIFICATE OF DEPOSIT

OF SUPPLEMENTARY CERTIFICATE

THIS IS TO CERTIFY that a Supplementary Certificate of Brookfield Renewable Energy Partner L.P., showing a change of name to Brookfield Renewable Energy Partners L.P., was delivered to the Office of the Registrar of Companies and registered on the 25th day of August 2011 pursuant to section 8B(4) of the Limited Partnership Act 1883 and 13(5) of the Exempted Partnership Act 1992 as amended.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 29th day of August 2011 for Registrar of Companies

THE LIMITED PARTNERSHIP ACT, 1883

SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF

A LIMITED PARTNERSHIP

Pursuant to Section 8B(4)

Name of the limited Partnership:	Brookfield Renewable Energy Partners L.P.

Name and Address of the General Partner:	2288509 Ontario Inc. 181 Bay Street Suite 300 Toronto, Ontario, M5J 2T3 Canada

Address of the Registered Office of the Partnership in Bermuda:	Canon’s Court 22 Victoria Street Hamilton HM12 Bermuda

Dated the 25th day of August 2011

Signed:
Name: Jennifer S. Eve Authorised signatory for the General Partner for itself and on behalf of the limited
partner of the Partnership

THE EXEMPTED PARTNERSHIPS ACT, 1992

SUPPLEMENTARY CERTIFICATE OF PARTICULARS OF

AN EXEMPTED PARTNERSHIP

Pursuant to Section 13(5)

Name of the Partnership:	Brookfield Renewable Energy Partners L.P.

Name and Address of the General Partner:	2288509 Ontario Inc. 181 Bay Street Suite 300 Toronto, Ontario, M5J 2T3 Canada

Name and Address of the Resident Representative:	Appleby Services (Bermuda) Ltd. Canon’s Court 22 Victoria Street Hamilton HM12 Bermuda

Registered Office of the Partnership:	Canon’s Court 22 Victoria Street Hamilton HM12 Bermuda

Dated the 25th day of August 2011

Signed:
Name: Jennifer S. Eve
Authorised signatory for the General Partner for itself and on behalf of the limited partner of the Partnership